UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2004

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 304-6073

Item 5.        Other Events.

On April 8, Target Corporation (the "Corporation") issued a News Release relating to its March sales results.  The News Release is attached hereto as Exhibit 99.  Comments regarding the Corporation's sales results are provided periodically throughout the year on a recorded telephone message.  The message may be accessed by dialing (612) 761-6500.  Forward-looking statements in this release or on such recorded telephone messages should be considered in conjunction with the cautionary statements in Exhibit (99)C to the Corporation's 2003 Form 10-K.

Item 7.        Financial Statements and Exhibits.

                (c)           Exhibits.

                                99.           News release dated April 8, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: April 8, 2004	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.	News release dated April 8, 2004	Filed Electronically